EXHIBIT 99

Contact:	Roger R. Hopkins	Tripp Sullivan
	Chief Accounting Officer	Corporate Communications, Inc.
	(615) 890-9100	(615) 324-7335

NHI Sets Third Quarter Earnings Release
and Conference Call Dates

MURFREESBORO, Tenn. (October 16, 2013) - National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the third quarter ended September 30, 2013.

NHI plans to issue its earnings release for the third quarter after market close on Monday, November 4, 2013, and will host a conference call on Tuesday, November 5, 2013, at 9 a.m. ET. The number to call for this interactive teleconference is (212) 231-2937 with the confirmation number, 21680900.

The live broadcast of NHI’s third quarter conference call will be available online at www.nhireit.com as well as http://www.videonewswire.com/event.asp?id=96535 on Tuesday, November 5, 2013, at 9 a.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors

NHI is a real estate investment trust specializing in financing healthcare real estate by purchase and leaseback transactions, RIDEA transactions and by mortgage loans. NHI’s investments include assisted living, senior living campuses, independent living, skilled nursing facilities, medical office buildings, and hospitals. Find additional information about NHI at www.nhireit.com.

Safe Harbor Statement

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's website at www.sec.gov or on NHI’s website at www.nhireit.com.

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222 Robert Rose Drive, Murfreesboro, Tennessee 37129 Phone: 615-890-9100 Fax: 615-225-3030